QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 8, 2004 relating to the financial statements MQ Associates, Inc. and its subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts", "Selected Historical Financial Data" and "Summary Consolidated Financial Information" in such Registration Statement.

PricewaterhouseCoopers LLP

Atlanta, Georgia
April 28, 2004

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS